SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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                                  Cortech, Inc.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Return Address
PROXY SERVICES
51 MERCEDES WAY
EDGEWOOD, NY  11717
Text

      PLEASE VOTE YOUR CORTECH SHARES USING THE TOLL-FREE 800 NUMBER LISTED
                      BELOW UNDER "PROXYGRAM INSTRUCTIONS."

CORTECH DELIVERS WHILE MR. KOETHER DISTRACTS AND DISTORTS.

Evidence that your Board's plan is working is Cortech's announcement today that it has retained Mr. Joachim von Roy (a former President of Bristol-Myers Squibb, Europe and a new Cortech director) to establish a company in Munich, based on Cortech's protease inhibitor technology. With minimal cash outlays from Cortech, this market driven venture is intended to capitalize on Cortech's existing relationships with internationally recognized protease research groups at the Max Planck Institute and the University of Munich. It is anticipated that Cortech will retain a substantial equity position in the new venture.

Cortech's Board is motivated, qualified, and has a plan to produce value for the shareholders. Four of your five current Board members are new and three of them have distinguished backgrounds in science and/or the biopharmaceutical industry. These new members looked at our portfolio, believed that they could add value, and agreed to join your Board.

CORTECH STICKS TO THE FACTS WHILE MR. KOETHER PLAYS FAST AND LOOSE WITH THEM.

Last year we stated that our goal, after restructuring, was to hold the rate of future cash depletion to less than $1 million per year. We have been aggressively pursuing this goal. We have made tough business and personal decisions reducing Cortech's staff from 200 to 9 while still maintaining the ability to market our technology. These reductions, along with additional reductions in facility and transaction costs, will allow us to hold the rate of cash depletion to approximately $1 to $1.5 million per year over the next two years. Ours is not a caretaker Board. We are doing more with less.

Mr. Koether continues to complain about the BioStar merger. The cancellation of that merger was a disappointment to me. BioStar's sales outlook was extremely favorable. They had patented technologies, partners willing to fund ongoing research, unique marketing arrangements, and an intent to maximize the value of Cortech's technology portfolio. Mr. Koether's tactics, indeed, his mere presence as a shareholder of Cortech, contributed to the loss of that deal. How many other legitimate opportunities will we lose with his involvement in our Company, or, heaven forbid, if he is in control?

Please take this opportunity to call the toll-free 800 number listed below. Vote your shares with management and its prudent plan for the future.

On behalf of your Board of Directors, thank you for your support.


Sincerely,

Bert Fingerhut
Chairman of the Board and
Acting Chief Executive Officer


                      TOLL-FREE PROXYGRAM OPERATORS WHO ARE
                         INDEPENDENT OF THE COMPANY ARE
                         AVAILABLE TO ASSIST YOU NOW!!!

                                  INSTRUCTIONS

1.  Call Toll-Free 1-800-437-7699 between 8:00 a.m. and 12:00 midnight eastern time.

2. Tell the operator that you wish to send a collect ProxyGram to ID No. 5332, Cortech, Inc.

3. State your name, address and telephone number.

4. State the bank or broker at which your shares are held and your control number as shown below:

                  Name:
                  Broker:
                  Control Number:
                  Number of Shares:

      If you need assistance in voting, please call D.F. King & Co., Inc.
                               at 1-800-848-3410.

                                  CORTECH, INC.
        PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                 OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 4, 1998

         The undersigned hereby appoints Bert Fingerhut, Diarmuid Boran and John Cheronis, M.D., and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock of Cortech, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Renaissance Hotel, 3801 Quebec Street, Denver, Colorado on Friday, September 4, 1998, at 9:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

         UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2, 3 AND 4 AND AGAINST PROPOSAL 5, ALL AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

PROPOSAL 1:  ELECTION OF DIRECTORS

The Board of Directors recommends a vote FOR the Nominee(s) listed below.

         (  ) FOR the nominee(s) listed     (  ) WITHHOLD AUTHORITY to
              below (except as marked            vote for the nominee(s)
              to the contrary below).            listed below.

NOMINEE:
                  Lawrence M. Gold (Class I Director)
                  Joachim von Roy (Class I Director)
                  John P. Papp (Class I Director)*
                  John C. Cheronis (Class III Director)*

* Nominated for election solely in the event Proposal 5 to increase the size of the Board, which is opposed by the Board of Directors, is approved.

INSTRUCTIONS:  (To withhold authority to vote for any nominee(s), give that nominee(s) name to the operator.)

PROPOSAL 2: To approve an amendment to the Company's Certificate of Incorporation that provides for a one-for-ten reverse stock split.

             (  ) FOR               (  ) AGAINST              (  ) ABSTAIN

The Board of Directors recommends a vote FOR Proposal 2.

PROPOSAL 3: To amend Article IX, Section 1 of the Company's Certificate of Incorporation to provide that the number of directors shall be set by the Board of Directors.

             (  ) FOR               (  ) AGAINST              (  ) ABSTAIN

The Board of Directors recommends a vote FOR Proposal 3.

PROPOSAL 4: To ratify the selection of Arthur Andersen LLP as independent auditors of the Company for its fiscal year ending December 31, 1998.

             (  ) FOR               (  ) AGAINST              (  ) ABSTAIN

The Board of Directors recommends a vote FOR Proposal 4.

PROPOSAL 5: To amend Article 3, Section 3.1 of the Company's Bylaws to set the number of directors to serve on The Board of Directors at seven.

             (  ) FOR               (  ) AGAINST              (  ) ABSTAIN

The Board of Directors recommends a vote AGAINST Proposal 5.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.